Exhibit 10.35

Active 17100575.31
Active 17100575.3
SECOND AMENDMENT
TO THE
OCEANEERING RETIREMENT INVESTMENT PLAN
(As Amended and Restated Effective January 1, 2013)
Oceaneering International, Inc., a Delaware corporation (the “Company”), having established the Oceaneering Retirement Investment Plan, as amended and restated effective January 1, 2013, and as thereafter amended (the “Plan”), and having reserved the right under Section 7.1 thereof to amend the Plan, does hereby amend Section 6.11 of the Plan in its entirety, effective as of January 1, 2015, to read as follows:
“6.11    Pre-Retirement Distribution of Contributions
A Participant who is age 59½ or older and who has not severed employment with the Employer may elect, in the form and manner prescribed by the Administrator, to have the Administrator direct the Trustee to distribute all or a portion of the Participant’s Accounts that are vested. In the event that the Administrator makes such an in-service distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a lump sum payment and charged and withdrawn pro-rata from the Participant’s Accounts. Notwithstanding any provision in this Section to the contrary, to the extent any amounts attributable to a Participant’s Accounts collateralizes a loan under Section 7.4, such collateralized amounts shall not be eligible for in-service withdrawal under this Section.”
IN WITNESS WHEREOF, Oceaneering International, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 3rd day of December 2014, 2014, but effective as of January 1, 2015.
OCEANEERING INTERNATIONAL, INC.

By:    /S/ DAVID K. LAWRENCE
Name:    David K. Lawrence
Title:    Senior Vice President, General Counsel and Secretary